UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 4, 2010

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2316 N. Wahsatch Ave., #245
Colorado Springs, CO 80907
(Address of Principal Executive Offices)      (Zip Code)

(719) 210-6646
(Registrant's Telephone Number, Including Area Code)

____________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

Reincorporation in Nevada

On October 4, 2010, the Board of Directors of the Company and in excess of a majority of the outstanding shares of Common stock approved the Company’s reincorporation in Nevada.  The reincorporation by which Genesis Fluid Solutions Holdings, Inc., a Delaware corporation will be merged with and into a newly formed Nevada corporation named Blue Earth Inc., the parent Company’s new name will be effective later this month following FINRA notification.

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Effective October 5, 2010, an aggregate of 6,214,720 shares of Common Stock, or approximately 54.4% of the 11,420,450 outstanding shares (giving effect to contractual redemptions described below) on this date approved the reincorporation of the Company in Nevada and the name change to Blue Earth, Inc., as set forth in Item 5.03 above.  The name change is in line with the Company’s recently announced strategy to focus on the clean technology industry with a focus on the energy efficiency and water and wastewater sectors.

ITEM 8.01  OTHER EVENTS

Proposed Acquisition In Clean Technology

The information under this item in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information under this item in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On October 4, 2010, Genesis Fluid Solutions Holdings, Inc. (the “Company”) issued a press release entitled “Genesis Signs Letter of Intent to Acquire Fast-Growing, Profitable Energy Service Company,” a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Waiver of Registration Rights

In excess of a majority of the securities issued by the Company pursuant to its Private Placement Memorandum dated as of June 25, 2009, have waived any and all past, present and future rights they may have under their Registration Rights Agreement with the Company.  Once the Board of Directors decided on a new strategy this past summer they determined that it would not be in the Company’s best interest to continue to pursue the effectiveness of its pending registration statement, which it will now withdraw, as the holders will be eligible for sales under Rule 144 commencing in November 2010.  By majority approval of the securities holders they waived approximately $342,000 of accrued and unpaid fees and liquidated damages the Company owed or may owe in the future for good and valuable consideration.

Redemption of Outstanding Shares

On August 31, 2010, the Company filed a Current Report on Form 8-K reporting the completion of the sale of its wholly-owned subsidiary Genesis Fluid Solutions, Ltd. (“GFS”) to the Company’s former interim CEO and other shareholders.  Pursuant to the terms and conditions of the Stock Purchase Agreement effective as of August 8, 2010 among the Company, GFS and the GFS shareholders, the latter have tendered an aggregate of 6,331,050 shares of Common Stock of the Company back to the Company, including 1,300,000 shares held under an escrow agreement dated October 30, 2009.  These shares were approximately 35.7% of the issued and outstanding shares which are now 11,420,450.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits

No.	Exhibits
99.1	Press Release dated October 4, 2010 entitled “Genesis Signs Letter of Intent to Acquire Fast-Growing, Profitable Energy Service Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 8, 2010                                           GENESIS FLUID SOLUTIONS HOLDINGS, INC.

By: /s/ Dr. Johnny R. Thomas
Name:  Dr. Johnny R. Thomas
Title:    CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 4, 2010 entitled “Genesis Signs Letter of Intent to Acquire Fast-Growing, Profitable Energy Service Company.”